SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:                       June 3, 2002
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                           (Date of earliest event reported)

                             Lehman ABS Corporation
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               (Exact Name of Registrant as Specified in Charter)

      Delaware                        1-11661                  13-3447441
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(State of Incorporation)            (Commission            (I.R.S. Employer
                                    File Number)           Identification No.)

         745 Seventh Avenue
         New York, New York                                      10019
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(Address of Principal Executive Offices)                       (Zip Code)


     Registrant's Telephone Number, including area code (212) 526-7000

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ITEM 5.  Other Events
         ------------

On June 4, 2002, Lehman ABS Corporation ("LABS") transferred $14,130,000 aggregate principal amount of 7.83% Capital Securities, due December 1, 2027, issued by Dominion Resources Capital Trust I (the "Underlying Securities") to the Corporate Backed Trust Certificates, Series 2001-25 Trust (the "Trust") established by LABS, which issued Corporate Backed Trust Certificates, Series 2001-25 (the "Certificates"), issued pursuant to a Standard Terms for Trust Agreements, dated as of January 16, 2001 (the "Standard Terms"), between LABS and U.S. Bank Trust National Association, as trustee (the "Trustee"), as supplemented by a Series Supplement, dated as of June 14, 2001 (the "Series Supplement") and a Supplement to the Series Supplement, dated as of June 3, 2002 (the "Supplement" and, together with the Standard Terms and the Series Supplement, the "Trust Agreement"), between LABS and the Trustee. The Class A-1 Certificates were purchased by Lehman Brothers Inc. ("Lehman") from LABS pursuant to an underwriting agreement, dated May 20, 2002 (the "Underwriting Agreement"), between LABS and Lehman, acting for itself and as representative of the underwriters named in Schedule I of the Underwriting Agreement.

ITEM 7.  Financial Statements and Exhibits
         ---------------------------------

(a)  Financial Statements - Not Applicable

(b)  Pro Forma Financial Information - Not Applicable

(c)  Exhibits

Item 601(a) of
Regulation S-K
Exhibit No.                               Description
-----------                               -----------

     4.1 Supplement to the Series Supplement, dated as of June 3, 2002, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.


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

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             LEHMAN ABS CORPORATION


                                                    /s/ Rene Canezin
                                             ----------------------------
                                             Name:  Rene Canezin
                                             Title: Senior Vice President

June 3, 2002


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

INDEX TO EXHIBITS
    Exhibit No.                           Description
    -----------                           -----------

       4.1 Supplement to the Series Supplement, dated as of June 3, 2002, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.





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